
<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                             0000857264
<NAME>                                            KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                                     9-MOS
<FISCAL-YEAR-END>                                 DEC-31-2000
<PERIOD-END>                                      SEP-30-2000
<CASH>                                              5,411,061
<SECURITIES>                                      131,814,757<F1>
<RECEIVABLES>                                         595,686
<ALLOWANCES>                                                0
<INVENTORY>                                                 0
<CURRENT-ASSETS>                                    2,414,719<F2>
<PP&E>                                                      0
<DEPRECIATION>                                              0
<TOTAL-ASSETS>                                    140,236,223
<CURRENT-LIABILITIES>                               3,795,690<F3>
<BONDS>                                                     0
<PREFERRED-MANDATORY>                                       0
<PREFERRED>                                                 0
<COMMON>                                          136,222,461
<OTHER-SE>                                            218,072<F4>
<TOTAL-LIABILITY-AND-EQUITY>                      140,236,223
<SALES>                                                     0
<TOTAL-REVENUES>                                    8,015,055<F5>
<CGS>                                                       0
<TOTAL-COSTS>                                               0
<OTHER-EXPENSES>                                    2,036,721<F6>
<LOSS-PROVISION>                                            0
<INTEREST-EXPENSE>                                          0
<INCOME-PRETAX>                                     5,978,334
<INCOME-TAX>                                                0
<INCOME-CONTINUING>                                 5,978,334
<DISCONTINUED>                                              0
<EXTRAORDINARY>                                             0
<CHANGES>                                                   0
<NET-INCOME>                                        5,978,334
<EPS-BASIC>                                                 0
<EPS-DILUTED>                                               0

<F1>     Includes Participating Insured Mortgage Investments ("PIMIs")
         (insured mortgages of $59,849,372 and Additional Loans of $8,350,990), Participating Insured Mortgages ("PIMs") of $47,005,385 and Mortgage-backed Securities ("MBS") of $16,609,010.

<F2>     Includes prepaid acquisition fees and expenses of $8,333,461 net of accumulated amortization of $6,653,725 and prepaid participation servicing fees of $2,777,749 net of accumulated amortization of $2,042,766.

<F3>     Includes deferred income on Additional Loans of $3,776,921.

<F4>     Unrealized gain on MBS.

<F5>     Represents interest income on investments in mortgages and cash.

<F6>     Includes $772,302 of amortization of prepaid fees and expenses.



